Exhibit 99.1

Audacy Announces Launch of $45 Million Add-On Offering of 6.500% Senior Secured Second-Lien Notes Due 2027

PHILADELPHIA, PA – October 13, 2021 – Audacy, Inc. (NYSE: AUD) (“Audacy” or the “Company”) announced today that Audacy Capital Corp. (f/k/a Entercom Media Corp.) (the “Issuer”), its wholly owned subsidiary, plans to offer, subject to market conditions and other factors, $45 million in aggregate principal amount of the Issuer’s 6.500% senior secured second-lien notes due 2027 (the “Additional Notes”).

The Company is in the process of completing a small digital acquisition for approximately $40 million and expects to fund this acquisition through a draw on the Issuer’s revolving credit facility. This acquisition is expected to close in October 2021, subject to customary closing conditions. The Issuer intends to use the net proceeds from this offering (after deducting discounts and commissions and paying offering-related expenses) to repay outstanding amounts under the Issuer’s term loan to offset the impact of the revolver draw. This offering is not conditioned upon the consummation of the acquisition, nor is the acquisition conditioned on the consummation of this offering.

The Additional Notes are being offered as additional notes under an existing indenture, dated April 30, 2019, pursuant to which the Issuer previously issued $425 million in aggregate principal amount of its 6.500% senior secured second-lien notes due 2027 (the “Existing Notes”). The Additional Notes will have identical terms (other than issue date and offering price) as the Existing Notes.

The Additional Notes will be fully and unconditionally guaranteed on a senior secured second-lien basis by each direct and indirect subsidiary of the Issuer that guarantees the Issuer’s senior secured credit facility. The Notes and the related guarantees will be secured on a second-priority basis by liens on substantially all of the assets of the Issuer and the guarantors.

The Additional Notes will be offered in a private offering exempt from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain persons outside the United States in reliance on Regulation S under the Securities Act.

The Notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Audacy

Audacy, Inc. (NYSE: AUD) is a scaled, multi-platform audio content and entertainment company with the country’s best radio broadcasting group, a leader in virtually every segment of audio, and America’s #1 creator of original, premium audio. Audacy engages over 170 million consumers each month, bringing people together around the news, sports, podcasts and music that matter to them. Learn more at www.audacyinc.com, Facebook (Audacy Corp) and Twitter (@AudacyCorp).

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the section entitled “Risk Factors” in Audacy’s Annual Report on Form 10-K for the year ended December 31, 2020 and on Audacy’s Forms S-4, 8-K and 10-Q filed with the U.S. Securities and Exchange Commission. Forward-looking statements are presented for illustrative purposes only and reflect our current expectations concerning future results and events. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, without limitation, any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.

You can identify forward-looking statements by our use of words such as “anticipates,” “believes,” “continues,” “expects,” “intends,” “likely,” “may,” “opportunity,” “plans,” “potential,” “project,” “will,” “could,” “would,” “should,” “seeks,” “estimates,” “predicts” and similar expressions which identify forward-looking statements, whether in the negative or the affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations. These forward-looking statements are subject to risks, uncertainties and other factors, some of which are beyond our control, which could cause actual results to differ materially from those forecasted or anticipated in such forward-looking statements. You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this press release. We undertake no obligation to update these statements or publicly release the result of any revision(s) to these statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.